Exhibit 99.1

PRELIMINARY COPY — NOT FOR USE

PROXY CARD

NEWBORN ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON
March 17, 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the accompanying notice and proxy statement/prospectus, dated February 15, 2021, in connection with the extraordinary general meeting to be held at at Room 801, Building C, SOHO Square, No. 88, Zhongshan East 2nd Road, Huangpu District, Shanghai, 200002, China on March 17, 2021 at 8:00 a.m., Hong Kong Time (7:00 p.m. Eastern Time on March 16, 2021), and virtually by means of a teleconference using the following dial-in information:

US Toll Free: 1-877-211-3621
Local – China, Beijing +86 10 5667 0057
Local – China, Shanghai +86 21 2039 7102
Local – Hong Kong +852 3018 9144
Participant Passcode: 655 355 1080

The undersigned hereby appoints Wenhui Xiong, the attorney and proxy of the undersigned, with power of substitution, to vote all ordinary shares of Newborn Acquisition Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting, and at any postponement or adjournment thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REINCORPORATION MERGER PROPOSAL, THE CHARTER PROPOSALS, THE ACQUISITION MERGER PROPOSAL, THE NASDAQ PROPOSAL, THE DIRECTOR ELECTION PROPOSAL, THE INCENTIVE PLAN PROPOSAL AND THE ADJOURNMENT PROPOSAL.

Important Notice Regarding the Availability of Proxy Materials: The notice of meeting and the accompany proxy statement/prospectus are available at [●]. For banks and brokers, the notice of meeting and the accompany proxy statement/prospectus are available at [●].

PRELIMINARY COPY — NOT FOR USE

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE

	FOR	AGAINST	ABSTAIN
Proposal 1 — Reincorporation Merger Proposal	☐	☐	☐

To approve by the following resolution the merger of the Company with and into NB Merger Corp., its wholly owned Delaware subsidiary (“PubCo”), with PubCo surviving the merger. The merger will change the Company’s place of incorporation from Cayman Islands to Delaware.

“RESOLVED, as a special resolution, that:

(a) Newborn Acquisition Corp. (the “Company”) be authorized to merge with and into NB Merger Corp., a Delaware corporation (the “Surviving Company”), so that Surviving Company be the surviving company and all the undertaking, property and liabilities of the Company vest in the Surviving Company by virtue of such merger pursuant to the Companies Law (2020 Revision) of the Cayman Islands;

(b) the Plan of Merger in connection with the Reincorporation Merger (the “Plan of Merger”) be authorized, approved and confirmed in all respects;

(c) the Company be authorized to enter into the Plan of Merger;

(d) the Plan of Merger be executed by any one Director on behalf of the Company and any Director or Maples and Calder, on behalf of Maples Corporate Services Limited, be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands; and

(e) all actions taken and any documents or agreements executed, signed or delivered prior to or after the date hereof by any Director or officer of the Company in connection with the transactions contemplated hereby be and are hereby approved, ratified and confirmed in all respects.”

Proposal 2 — Charter Proposals

To consider and vote upon by the following material differences between the current amended and restated memorandum and articles of association of the Company and the proposed new amended and restated certificate of incorporation (the “Certificate of Incorporation”) of PubCo that will be in effect upon the closing of the Business Combination:

Proposal 2A	☐	☐	☐
To change the name of the Company to “Nuvve Holding Corp.”
Proposal 2B	☐	☐	☐

To require an affirmative vote of the holders of at least a majority of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class, to amend the Certificate of Incorporation; provided that an affirmative vote of at least 66⅔% of the total voting power of the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class, in order to amend, alter, repeal or rescind certain provisions of the Certificate of Incorporation, including provisions relating to staggering the board of directors, appointing directors, removing directors, amending the bylaws, eliminating written consents of stockholders, calling meetings of the stockholders, limiting liability of directors and indemnifying directors and officers, and selecting the forum for certain actions involving the company.

Proposal 2C	☐	☐	☐

To require an affirmative vote of either a majority of the board of directors or at least 66⅔% of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class, in order to alter, amend, repeal or rescind the bylaws of PubCo, in whole or in part.

Proposal 2D	☐	☐	☐
To approve that PubCo’s board of directors be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.
Proposal 2E	☐	☐	☐

To provide for (i) the election of directors by the affirmative vote of at least a plurality of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors (other than those directors elected by the holders of any series of preferred stock, who shall be elected pursuant to the terms of such preferred stock) and (ii) the filling of newly created directorships (including those created by the board) or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director.

Proposal 2F	☐	☐	☐

To provide for the removal of directors with cause by the affirmative vote of at least 66⅔% of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class (other than those directors elected by the holders of any series of preferred stock, who shall be removed pursuant to the terms of such preferred stock).

Proposal 2G	☐	☐	☐

To provide that special meetings of the stockholders of PubCo may be called only by or at the direction of the board of directors of PubCo, the chairman of the board of directors of PubCo, or the chief executive officer of PubCo.

Proposal 2H	☐	☐	☐

To provide that actions of stockholders must be taken at a duly called annual or special meeting of stockholders and may not be effected by written consent, unless such action is unanimously recommended or approved by the board of directors.

Proposal 2I	☐	☐	☐

To provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims and that for certain claims made under federal securities law, the claim must be brought in federal district court.

Proposal 2J	☐	☐	☐
To eliminate various provisions applicable only to blank check companies.
Proposal 3 — Acquisition Merger Proposal	☐	☐	☐

To approve by the following resolution the merger of Nuvve Merger Sub Inc., a wholly-owned subsidiary of PubCo, with and into Nuvve Corporation, a Delaware corporation (“Nuvve”), with Nuvve surviving the merger as a wholly-owned subsidiary of PubCo.

“RESOLVED, as an ordinary resolution, that the merger of Nuvve Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, with and into Nuvve Corporation, a Delaware corporation, be confirmed, adopted, approved and ratified in all respects.”

Proposal 4 — Nasdaq Proposal	☐	☐	☐

To approve by the following resolution (i) the issuance of more than 20% of the issued and outstanding Newborn ordinary shares and the resulting change in control in connection with the merger with Nuvve, and (ii) the issuance of more than 20% of Newborn ordinary shares in connection with the PIPE Investment.

“RESOLVED, as an ordinary resolution, that (i) for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding ordinary shares of the Company and the resulting change in control in connection with the Acquisition Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of ordinary shares of the Company in connection with the PIPE Investment be confirmed, adopted, approved and ratified in all respects.”

Proposal 5 — Director Election Proposal	☐	☐	☐

To approve by the following resolution to elect seven directors to serve staggered terms on the Company’s Board of Directors, effective as of the closing of the Business Combination and until their respective successors are duly elected and qualified.

“RESOLVED, as an ordinary resolution, that Richard A. Ashby and Jon M. Montgomery be appointed as Class A directors serving until PubCo’s 2022 annual meeting of stockholders; Angela Strand and H. David Sherman be appointed as Class B directors serving until PubCo’s 2023 annual meeting of stockholders; and Gregory Poilasne, Ted Smith and Kenji Yodose be appointed as Class C directors serving until PubCo’s 2024 annual meeting of stockholders; and in each case, effective as of the closing of the Business Combination in accordance with the Merger Agreement.”

Proposal 6 — Incentive Plan Proposal	☐	☐	☐

To approve by the following resolution PubCo’s 2020 Equity Incentive Plan.

“RESOLVED, as an ordinary resolution, the 2020 Equity Incentive Plan attached to the proxy statement/prospectus as Annex C be confirmed, adopted, approved and ratified in all respects.”

Proposal 7 — Adjournment Proposal	☐	☐	☐

To approve by the following resolution to adjourn the Extraordinary General Meeting under certain circumstances, as more fully described in the accompanying proxy statement/prospectus.

“RESOLVED, as an ordinary resolution, that in the event the chairman of the Extraordinary General Meeting determines that more time is necessary for Newborn to consummate the Business Combination and the other transactions contemplated by the Merger Agreement, the adjournment of the Extraordinary General Meeting to a date and time to be confirmed by the chairman of the Extraordinary General Meeting be confirmed, adopted, approved and ratified in all respects.”

Dated: _______________________ ,2021

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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